UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2019

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Golf Road, Suite 3-1012 Rolling Meadows, IL	60008
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (847) 290-1891

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12d-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 In accordance with MYR Group Inc.’s (“MYR” or the “Company”) Corporate Governance Principles, directors are expected to tender their resignations immediately following the first annual meeting of stockholders following their 72nd birthday. As such, following the 2019 annual meeting of stockholders (the “2019 Annual Meeting”) held on April 25, 2019, Henry W. Fayne and Gary R. Johnson notified the Chairman of the Board of Directors (the “Board”) of the Company of their decision to resign from their positions as members of the Board. The Board accepted the resignations of both Mr. Fayne and Mr. Johnson effective April 26, 2019.

Mr. Fayne was a Class I director of the Company and served on the Company’s Audit Committee. Mr. Johnson was a Class I director of the Company and served on the Company’s Compensation Committee and Nominating and Corporate Governance Committee.

The Board appointed Richard S. Swartz, the Company’s President and Chief Executive Officer, as a director of the Company, effective April 26, 2019. Mr. Swartz was appointed as a Class I director with an initial term expiring at the 2020 annual meeting of stockholders. Mr. Swartz will receive no additional compensation for his role as a director of the Company.

There is no arrangement or understanding between Mr. Swartz and any other persons pursuant to which Mr. Swartz was selected as a director. There are no, nor have there been any, related persons transactions between MYR and Mr. Swartz reportable under Item 404(a) of Regulation S-K.

Following the resignations of Mr. Fayne and Mr. Johnson and the appointment of Mr. Swartz to the Board, the Board approved a reduction in the size of the Board from ten directors to nine directors, effective April 26, 2019.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2019 Annual Meeting on April 25, 2019, at which its stockholders considered three proposals, each of which is described in more detail in MYR’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 7, 2019. The matters voted upon at the 2019 Annual Meeting and the results of the votes were as follows:

Proposal 1. Election of Directors. The stockholders elected four directors. Messrs. Altenaumer, Favreau, Koertner and Patterson, our Class III nominees, were each elected to serve a three-year term expiring at the 2022 annual meeting of stockholders or until his successor has been duly chosen.

	Votes For	Votes Against	Abstentions	Broker Non-Votes

Larry F. Altenbaumer	14,274,638	130,585	60	725,983
Bradley T. Favreau	13,937,589	467,279	415	725,983
William A. Koertner	13,889,305	514,549	1,429	725,983
William D. Patterson	14,303,152	101,716	415	725,983

 Each of the following Class I and Class II directors will continue to hold office until his or her respective term expires: Kenneth M. Hartwick, Jennifer E. Lowry, Donald C.I. Lucky, Maurice E. Moore and Richard S. Swartz.

Proposal 2. Advisory Resolution to Approve the Compensation of Our Named Executive Officers. The stockholders approved the resolution on executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes

14,320,476	75,595	9,212	725,983

Proposal 3. Ratification of the Appointment of Crowe LLP as Our Independent Registered Public Accounting Firm. The stockholders ratified the selection of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Votes For	Votes Against	Abstentions

15,128,104	2,763	399

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: April 26, 2019	By:	/s/ WILLIAM F. FRY
		Name:	William F. Fry
		Title:	Vice President, Chief Legal
Officer and Secretary